                                                                               .
                                                                               .
                                                                               .

                             ECOLOGY COATINGS, INC.
                                 BALANCE SHEETS
                      MARCH 31, 2007 AND SEPTEMBER 30, 2006

                                     ASSETS

                                     March 31,    September 30,
                                        2007           2006
                                    -----------   -------------
                                    (Unaudited)     (Audited)
Current Assets:
   Cash and cash equivalents         $ 56,221      $  736,379
   Prepaid expenses                        --          31,357
                                     --------      ----------
      Total Current Assets             56,221         767,736
                                     --------      ----------
Property and Equipment:
   Computer equipment                   3,588           1,733
   Furniture and fixtures               1,565           1,062
   Test equipment                       6,862           6,862
   Software                               212              --
                                     --------      ----------
   Total property and equipment        12,227           9,657
   Less: accumulated depreciation      (2,437)         (1,489)
                                     --------      ----------
      Property and Equipment, net       9,790           8,168
                                     --------      ----------
Patents-net                           288,915         230,978
Trademarks-net                          3,545              --
Merger fee                            127,635              --
                                     --------      ----------
      Total Assets                   $486,106      $1,006,882
                                     ========      ==========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                           BALANCE SHEETS (CONTINUED)
                      MARCH 31, 2007 AND SEPTEMBER 30, 2006

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                   March 31,    September 30,
                                                                      2007           2006
                                                                  -----------   -------------
                                                                  (Unaudited)     (Audited)
Current Liabilities:
   Accounts payable                                               $   461,806    $   285,666
   Credit card payable                                                 13,476             --
   Deferred revenue                                                    41,667         41,667
   Miscellaneous payable                                                2,480             --
   Accrued payroll taxes                                                   --          8,577
   Accrued wages                                                           --         33,812
   Franchise tax payable                                                  400            800
   Interest payable                                                   138,891         78,744
   Convertible notes payable                                        1,802,535             --
   Notes payable - related party                                      243,500             --
                                                                  -----------    -----------
      Total Current Liabilities                                     2,704,755        449,266
   Deferred revenue - long term portion                                 4,051         24,885
   Convertible notes payable                                               --      1,350,000
   Notes payable - related party                                           --        297,030
                                                                  -----------    -----------
      Total Liabilities                                             2,708,806      2,121,181
                                                                  -----------    -----------
Stockholders' Equity (Deficit):
   Preferred stock - 10,000,000 no par shares authorized;
      no shares issued or outstanding as of March 31, 2007 and
      September 30, 2006                                                   --             --
   Common stock - 50,000,000 no par shares authorized;
      28,200,000 shares issued and outstanding                        301,010        142,000
   Accumulated Deficit                                             (2,523,710)    (1,256,299)
                                                                  -----------    -----------
   Total Stockholders' Equity (Deficit)                            (2,222,700)    (1,114,299)
                                                                  -----------    -----------
      Total Liabilities and Stockholders' Equity (Deficit)        $   486,106    $ 1,006,882
                                                                  ===========    ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                            STATEMENTS OF OPERATIONS
             FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2007 AND 2006

                                         For the Six    For the Six
                                        Month Period   Month Period
                                            Ended          Ended
                                          March 31,      March 31,
                                            2007           2006
                                        ------------   ------------
                                         (Unaudited)     (Audited)
Revenues                                $    20,834    $    21,005
General and administrative costs          1,134,960        187,638
                                        -----------    -----------
      Operating Loss                     (1,114,126)      (166,633)
                                        -----------    -----------
Other Income (Expense):
   Interest income                            2,374             --
   Interest expense                        (155,659)        (9,394)
                                        -----------    -----------
   Total Other Income (Expense)            (153,285)        (9,394)
                                        -----------    -----------
      Net Loss                          $(1,267,411)   $  (176,027)
                                        ===========    ===========
Basic and diluted net loss per share    $     (0.04)   $     (0.01)
                                        ===========    ===========
Basic and diluted weighted average of
   common shares outstanding             28,200,000     21,560,440
                                        ===========    ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2007 AND SEPTEMBER 30, 2006

                                             Common Stock                           Total
                                        ---------------------   Accumulated     Stockholders'
                                          Shares      Amount     (Deficit)    Equity (Deficit)
                                        ----------   --------   -----------   ----------------
Balance at September 30, 2006           28,200,000   $142,000   $(1,256,299)    $(1,114,299)
Beneficial conversion feature on
   convertible debt (unaudited)                 --    116,820            --         116,820
Stock based compensation (unaudited)            --     42,190            --          42,190
Net loss for the six month period
   ended March 31, 2007 (unaudited)             --         --    (1,267,411)     (1,267,411)
                                        ----------   --------   -----------     -----------
Balance at March 31, 2007 (unaudited)   28,200,000   $301,010   $(2,523,710)    $(2,222,700)
                                        ==========   ========   ===========     ===========

                  The Accompanying Notes are an Integral Part
                          of the Financial Statements

                             ECOLOGY COATINGS, INC.
                            STATEMENTS OF CASH FLOWS
      FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2007 AND MARCH 31, 2006

                                                             For the Six     For the Six
                                                            Months Ended    Months Ended
                                                              March 31,      March 31,
                                                                2007            2006
                                                            ------------   -------------
                                                             (Unaudited)    (Unaudited)
Cash flows from operating activities
Net loss                                                    $(1,267,411)     $(176,027)
Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization                                  3,729            461
   Stock based compensation                                      42,190             --
   Amortization of beneficial conversion feature                 69,355             --
Changes in Asset and Liabilities
   Accounts receivable                                               --            132
   Prepaid expenses                                              31,357         (6,000)
   Employee advance                                                  --        (37,500)
   Accounts payable                                             176,140         64,253
   Accrued payroll taxes and wages                              (42,389)        13,500
   Credit card payable                                           13,476             --
   Miscellaneous payables                                         2,480             --
   Interest payable                                              60,147          9,394
   Franchise tax payable                                           (400)          (392)
   Deferred revenue                                             (20,834)       (20,834)
                                                            -----------      ---------
      Net cash used by operating activities                    (932,160)      (153,013)
                                                            -----------      ---------
Cash flows from investing activities
   Merger fee                                                  (127,635)            --
   Purchase of fixed assets                                      (2,570)        (3,891)
   Purchase of intangibles                                      (64,263)       (38,252)
                                                            -----------      ---------
      Net cash used by investing activities                    (194,468)       (42,143)
                                                            -----------      ---------
Cash flows from financing activities
   Proceeds (payments) of notes payable - related parties       (53,530)        50,000
   Proceeds from debt                                           500,000        350,000
                                                            -----------      ---------
      Net cash provided by financing activities                 446,470        400,000
                                                            -----------      ---------
Net increase (decrease) in cash and cash equivalents           (680,158)       204,844
Cash and cash equivalents at beginning of year                  736,379         10,165
                                                            -----------      ---------
Cash and cash equivalents at end of year                    $    56,221      $ 215,009
                                                            ===========      =========

                  The Accompanying Notes are an Integral Part
                          of the Financial Statements

                             ECOLOGY COATINGS, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
       FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2007 AND MARCH 31, 2006

                                                             For the Six    For the Six
                                                            Months Ended   Months Ended
                                                              March 31,      March 31,
                                                                2007            2006
                                                            ------------   -------------
                                                             (Unaudited)    (Unaudited)
Supplemental Disclosure of Cash Flow Information
   Interest paid                                              $ 25,950        $    --
   Income taxes paid                                          $     --        $    --
Supplemental Disclosure of Non-Cash Financing Activities
   Conversion of notes for common stock                       $     --        $66,000
   Beneficial conversion feature                              $116,820        $    --

                  The Accompanying Notes are an Integral Part
                          of the Financial Statements

                             ECOLOGY COATINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES

     INTERIM REPORTING. While the information presented in the accompanying interim six months financial statements is unaudited, it includes all normal recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. These interim financial statements follow the same accounting policies and methods of their application as the September 30, 2006 audited annual financial statements of Ecology Coatings, Inc. It is suggested that these interim financial statements be read in conjunction with the Company's September 30, 2006 annual financial statements.

     Operating results for the six months ending March 31, 2007 are not necessarily indicative of the results that can be expected for the year ended September 30, 2007.

     GOING CONCERN. In connection with their audit report on the Company's consolidated financial statements as of September 30, 2006, the Company's independent registered certified public accountants expressed substantial doubt about the Company's ability to continue as a going concern as such continuance is dependent upon the Company's ability to raise sufficient capital. We believe that funding through sales of common stock will be sufficient to enable us to continue as a going concern through 2007. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

     DESCRIPTION OF THE COMPANY. Ecology Coatings, Inc. (the "Company") was organized under the laws of the State of California on March 15, 1990. The Company is engaged in developing patented, nanotechnology-enhanced coatings that are licensed to industries that need or sell protective coatings and/or will be manufactured and sold to other industries through direct sales or distribution partner(s). The length of licenses varies, but they typically last for one year. The Company's market consists primarily of manufacturers of electrical, plastic and metal products throughout the world.

     REVENUE RECOGNITION. Revenues from licensing contracts are recorded ratably over the life of the contract. Contingency earnings such as royalty fees are recorded when the amount can reasonably be determined and collection is likely.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

     LOSS PER SHARE. Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants. Potentially dilutive shares are excluded from the weighted average number of shares if their effect is antidilutive. The Company had a net loss for all periods presented herein; therefore, none of the stock options outstanding during each of the periods presented were included in the computation of diluted loss per share as they were antidilutive. For the periods ended March 31, 2007 and 2006, there were 2,883,446 and 0 potentially dilutive securities outstanding. (See stock split in Note 6--Equity).

     INCOME TAXES AND DEFERRED INCOME TAXES. We use the asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes and for the future use of net operating losses. We have recorded a valuation allowance against the net deferred income tax asset. The valuation allowance reduces deferred income tax assets to an amount that represents management's best estimate of the amount of such deferred income tax assets that more likely than not will be realized. The Company cannot be assured of future income to realize the net deferred income tax asset; therefore, no deferred income tax asset has been recorded in the accompanying financial statements.

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

     PROPERTY AND EQUIPMENT. Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the following useful lives:

Computer equipment       3-5 years
Furniture and fixtures   3-7 years
Test equipment           5-7 years
Software                   3 years

Repairs and maintenance costs are charged to operations as incurred. Betterments or renewals are capitalized as incurred.

The Company reviews long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     PATENTS. It is the Company's policy to capitalize costs associated with securing a patent. Costs consist of legal and filing fees. Once a patent is issued, it will be amortized on a straight-line basis over its estimated useful life of eight years. Three patents were issued as of March 31, 2007. For the six months ended March 31, 2007 and 2006, the Company recorded $2,781 and $0 of amortization expense, respectively.

     RESEARCH AND DEVELOPMENT EXPENDITURES. Research and development expenditures, which include the cost of materials consumed in research and development activities, salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on behalf of the company and indirect costs are expensed as research and development costs when incurred. No research and development costs were incurred for the six months ending March 31, 2007 and 2006.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

     STOCK-BASED COMPENSATION. Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards ("SFAS") Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

     The Company accounts for stock options granted to non-employees under SFAS Number 123 using EITF 98-16, requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.

     RECENT ACCOUNTING PRONOUNCEMENTS. In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 allows companies to choose to measure many financial instruments and certain other items at fair value. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation. SFAS 159 will become effective for the Company beginning in fiscal 2008. The Company is currently evaluating what effects the adoption of SFAS 159 will have on the Company's future results of operations and financial condition.

     In March 2006, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 156, "Accounting for Servicing of Financial Assets," ("SFAS No. 156") which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This new Statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The adoption of SFAS No. 156 did not have a material effect on the Company's financial statements.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", which establishes how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its financial statements, but the Company does not expect SFAS 157 to have a material effect.

     In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158") an amendment of FASB Statement No. 87 "Employers' Accounting for Pensions", FASB Statement No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits", FASB No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions", and FASB Statement No. 132 (R) "Employers' Disclosures about Pensions and Other Postretirement Benefits". This statement requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position with limited exceptions. Issuers of publicly traded equity securities are required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Earlier application of this statement is encouraged. The Company does not believe that the adoption of SFAS No. 158 will have a material effect on its results of operations or financial position.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 2 - CONCENTRATIONS

     For the six months ended March 31, 2007 and 2006, the Company had one (1) major customer representing approximately ninety-nine percent (99%) of revenues. At March 31, 2007 and September 30, 2006, there were no amounts due from this customer.

     The Company occasionally maintains bank account balances in excess of the federal insurable amount of $100,000. The Company did not have cash deposits in excess of this limit on March 31, 2007.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company borrows funds for its operations from certain major stockholders, directors and officers as disclosed below:

     - The Company has an unsecured note payable due to a majority shareholder and director that bears interest at 4% per annum with principal and interest due on December 31, 2007. As of March 31, 2007 and September 30, 2006, the note has an outstanding balance of $110,500 and $135,530 respectively. The accrued interest on the note is $1,488 and $7,690 as of March 31, 2007 and September 30, 2006,
          respectively.

     - The Company has an unsecured note payable due to a majority shareholder and director that bears interest at 4% per annum with principal and interest due on December 31, 2007. As of March 31, 2007 and September 30, 2006, the note has an outstanding balance of $133,000 and $161,500, respectively. The accrued interest on the note is $1,797 and $10,460 as of March 31, 2007 and September 30, 2006,
          respectively.

     - The Company has an unsecured note payable due to a majority shareholder, officer and director that bears interest at 4% per annum with principal and interest due on December 31, 2007. As of March 31, 2007 and September 30, 2006, the note has an outstanding balance of $0. The accrued interest on the note is $2,584 as of March 31, 2007 and September 30, 2006.

Future maturities of related party long-term debt as of March 31, 2007 are as follows:

Period Ending March 31,
   2008                   $243,500
                          --------
                          $243,500
                          ========

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 4 - NOTES PAYABLE

The Company has three Convertible Notes Payable as follows:

                                            March 31,   September 30,
                                              2007           2006
                                           ----------   -------------
Convertible note payable, 20% per annum
   interest rate                           $   42,859     $   50,000
   Principal and interest payment due
   December 31, 2007; unsecured, net of
   unamortized discount of $7,141.
   Convertible at Holder's option into
   common shares of the Company if the
   Company sells shares of its stock for
   $5 million in aggregate gross
   proceeds in the first private
   offering. Conversion price is equal
   to 80% of the price paid by other
   investors in the first private
   offering.

Convertible note payable, 15% per annum
   interest rate                              259,676        300,000
   Principal and interest payment due
   December 31, 2007; unsecured.
   Convertible at Holder's option into
   common shares of the Company if the
   Company sells shares of its stock for
   $5 million in aggregate gross
   proceeds in the first private
   offering. Conversion price is equal
   to 80% of the price paid by other
   investors in the first private
   offering. Amount shown is net of
   unamortized discount of $40,324.

Convertible subordinated note payable,
   7.5% per annum interest rate.            1,500,000      1,000,000
   Principal and interest payment due
   December 31, 2007; unsecured.
   Convertible at Holder's option into
   common shares of the Company at a
   price per share equal to the offering
   price per share of the common stock
   in the Company's first private
   offering.
                                           ----------     ----------
      Total Convertible Debt               $1,802,535     $1,350,000
                                           ==========     ==========

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 4 - NOTES PAYABLE (CONTINUED)

Future maturities of the notes payable as of March 31, 2007 are as follows:

Year Ending March 31,
   2008                   1,850,000
                        -----------
                        $ 1,850,000
                        ===========

Expense associated with the beneficial conversion features of $69,355 was reflected in the March 31, 2007 Statement of Operations as Interest Expense.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

COMMITMENTS.

     REVERSE MERGER. An agreement was executed on November 6, 2006 by and between OCIS Corporation ("OCIS") and Ecology Coatings, Inc. ("Ecology") for a reverse merger to occur within 90 days. On November 6, 2006, the Company paid $50,000 to OCIS for this right. The agreement was extended for 30 days with an additional $25,000 payment. Under the terms of the agreement, the stockholders of Ecology will acquire control of OCIS. Ecology will then become a wholly owned subsidiary of OCIS. The agreement anticipates newly authorized shares of Ecology, a 6,000 to 1 stock split (see Stock Split in Note 6) and the exercise of stock options. OCIS shares shall be split such that they will hold 4.7% of the total number of shares based on a fully diluted basis, but not less than 1.6 million shares. Non-vested options, if any, will not be considered for purposes of this computation. On April 4, 2007, this agreement was extended. The agreement was consummated on July 26, 2007.

     The shareholders of Ecology acquired 95% of the voting stock of OCIS. OCIS has had no significant operating history. The purpose of the acquisition was to provide Ecology with access to the public equity markets in order to more rapidly expand its business operations. The consideration to the shareholders of OCIS was 5% of the stock, at closing, of the successor company. The final purchase price was agreed to as it reflects the value to Ecology of a more rapid access to the public equity markets that a more traditional initial public offering.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

COMMITMENTS. (CONTINUED)

     CONSULTING AGREEMENTS. On July 15, 2006, the Company entered into an agreement for six months of international consulting services. The Company agreed to compensate the consultant $15,000 per month payable in cash and an additional $15,000 per month payable in shares of the Company's restricted stock (to be valued based on the share price of the first private offering. The Company agreed to pay the consultant a fee of 2% of any royalties received by the Company pursuant to royalty agreements that are a direct result of the consultant's material efforts under the consulting agreement. In addition, the Company agreed to pay the consultant a fee of 2% of any net sales received by the Company pursuant to joint venture agreements that are a direct result of the consultant's material efforts under the consulting agreement. The aforementioned fees will be paid by the Company to the consultant for the term of any royalty or joint venture agreements, not to exceed a period of 48 months. In January 2007, the agreement was extended for an additional six months.

     On February 1, 2006, the Company amended an agreement with a consultant. The original agreement was dated June 1, 2006 and called for $12,500 in 18 monthly payments commencing February 1, 2007. The amendment called for additional monthly payments of $9,250 on February 1, 2007, $9,375 on March 1, 2007, and $9,000 per month from April 1, 2007 and continuing through September 1, 2007.

     EMPLOYMENT AGREEMENTS. On October 30, 2006, the Company entered into an employment agreement with an officer that expires on October 30, 2008. Pursuant to the agreement, the officer will receive an annual base salary of $160,000. The officer will also receive options to purchase the Company's common stock that will equal 1% of the issued and outstanding shares of common stock plus any shares convertible or exercisable into common shares at the first private placement price. The options will be 25% vested on October 30, 2007 and remaining 75% will be vested on October 30, 2008. The options expire 10 years from the date of first private placement.

     On November 1, 2006, the Company entered into an employment agreement with an officer that expires on November 1, 2008. Pursuant to the agreement, the officer will receive an annual base salary of $100,000 and 150,000 options to acquire stock at the first private placement price. The options will be 100% vested on November 1, 2008. The options expire 10 years from the date of first private placement.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

COMMITMENTS. (CONTINUED)

EMPLOYMENT AGREEMENTS (CONTINUED). On January 1, 2007, the Company entered into an employment agreement with an officer that expires on January 1, 2012. Upon expiration, the agreement calls for automatic one-year renewals until terminated by either party with thirty days written notice. Pursuant to the agreement, the officer will receive an annual base salary of $180,000 in 2007; an annual base salary of $200,000 for the years 2008 through 2011; and an annual base salary of $220,000 for 2012. In addition, 450,000 options were granted to acquire common stock at $2 per share. 150,000 options will vest on the third anniversary date, 150,000 options will vest on the fourth anniversary date and the remaining 150,000 options will vest on the fifth anniversary date. The options expire on January 1, 2017.

     On February 1, 2007, the Company entered into an employment agreement with an officer that expires on February 1, 2008. Pursuant to the agreement, the officer will receive an annual base salary of $120,000 and 25,000 options to acquire common stock at $2 per share. The options will vest on February 1, 2008. The options expire February 1, 2017.

     We are currently not aware of any investigations, claims, or lawsuits that we believe could have a material adverse effect on our financial position or on our results of operations.

NOTE 6 - EQUITY

     STOCK SPLIT. On January 3, 2007, the Company amended its Articles of Incorporation to increase the authorized capital. The number of common shares of no par stock authorized was increased to fifty million. Ten million shares of preferred stock were authorized. The terms of the preferred shares have yet to be determined by the Board of Directors. On January 9, 2007, the Company split the number of common shares, issuing 6,000 common shares for each share previously outstanding. The accompanying financial statements give retroactive effect to the stock split for all periods presented.

     WARRANTS. On December 16, 2006, Ecology issued warrants to purchase 500,000 shares of the Company's stock at $2 per share. The warrants were issued to the holder of the $1,500,000 convertible note. The warrants vest on December 17, 2007. The weighted average remaining life of the warrants is 9.8 years.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 6 - EQUITY (CONTINUED)

     REVERSE MERGER. An agreement was executed on November 6, 2006 by and between OCIS Corporation ("OCIS") and Ecology Coatings, Inc. ("Ecology") for a reverse merger to occur within 90 days. On November 6, 2006, the Company paid $50,000 to OCIS for this right. The agreement was extended for 30 days with an additional $25,000 payment. Under the terms of the agreement, the stockholders of Ecology will acquire control of OCIS. Ecology will then become a wholly owned subsidiary of OCIS. The agreement anticipates newly authorized shares of Ecology, the 6,000 to 1 stock split (see Stock Split above) and the exercise of stock options. OCIS shares shall be split such that they will hold 4.7% of the total number of shares based on a fully diluted basis, but not less than 1.6 million shares. Non-vested options, if any, will not be considered for purposes of this computation. On April 4, 2007, this agreement was extended.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 7 - STOCK OPTIONS

     STOCK OPTION PLAN. On January 10, 2007, the Company adopted a stock option plan and has set aside 4,500,000 shares for the issuance of stock options or to award restricted stock. The plan approved all prior grants of options. The plan calls for incentive stock options, nonqualified stock options, rights to restricted stock and stock appreciation rights. Eligible recipients are employees, directors, and consultants. Only employees are eligible for incentive stock options. Incentive stock options are limited to $100,000 per year per employee based on the value of the common stock. The vesting terms are set by the Board of Directors. All options expire 10 years after issuance.

     The Company granted non-statutory options as follows during the six months ended March 31, 2007:

                                        Weighted                  Weighted
                                        Average                   Average
                                        Exercise                (Remaining)   Aggregate
                                       Price per     Number     Contractual      Fair
                                         Share     of Options      Term         Value
                                       ---------   ----------   -----------   ---------
Outstanding as of September 30, 2006     $2.00        150,000         9       $    177
Granted                                  $2.00      1,190,000        10       $679,084
Exercised                                   --             --        --             --
Forfeited                                   --             --        --             --
Outstanding as of March 31, 2007         $2.00      1,340,000        10       $679,261
Exercisable                              $  --             --        --       $     --

     None of the options were exercisable as of March 31, 2007. The options are subject to various vesting periods between February 1, 2007 and January 1, 2012. The options expire on various dates between June 1, 2016 and March 1, 2017. Additionally, the options had no intrinsic value as of March 31, 2007. Intrinsic value arises when the exercise price is lower than the trading price.

     Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards ("SFAS") Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - STOCK OPTIONS (CONTINUED)

     The Company accounts for stock options granted to non-employees under SFAS Number 123 using EITF 98-16 requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or performance commitment exists.

     In calculating the compensation related to employee/consultants and directors stock option grants, the fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

Dividend                        None
Expected Volatility           99.76%
Risk Free Interest Rate   4.53%-5.11
Expected Life                6 years

     The expected volatility was derived utilizing the price history of another publicly traded nanotechnology company. This company was selected due to the fact that it is widely traded and is in the same equity sector as our Company.

     The risk free interest rate figures shown above contain the range of such figures used in the Black-Scholes calculation. The specific rate used was dependent upon the date of option grant.

     Based upon the above assumptions and the weighted average $2 exercise price, the options outstanding at March 31, 2007 had a total unrecognized compensation cost of $637,072 and will be recognized over the remaining weighted average vesting period of 2.2 years. Compensation cost of $42,190 was recorded as an expense for the six months ending March 31, 2007. $22,231 was recorded as compensation expense and $19,959 was recorded as consulting expense.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 8 - GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the six months ended March 31, 2007 and the fiscal year ended September 30, 2006 we incurred net losses of ($1,267,411) and ($659,626), respectively. At March 31, 2007 and September 30, 2006, we had stockholders' deficit of ($2,222,700) and ($1,114,299), respectively.

     Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable products and processes, and ultimately to establish profitable operations. We have financed operations through operating revenues and through the issuance of equity securities and debt. Until we are able to generate positive operating cash flows, additional funds will be required to support operations. We believe that current working capital, cash receipts from anticipated sales, and funding through sales of common stock will be sufficient to enable us to continue as a going concern through fiscal year 2007. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

     EQUITY OFFERING. The Company commenced a private equity offering on April 1, 2007. Under the terms of the offering, the Company was offering 3.6 million shares at $2 each. Convertible debt holders could convert up to $1,850,000 in debt for up to 968,750 shares. The offering closed on July 25, 2007. 1,241,750 shares were sold at $2 each. Additionally, $1,749,470 in debt and accrued interest was converted into 902,684 shares.

     EMPLOYMENT AGREEMENT. On May 21, 2007, the Company entered into an employment agreement with an officer that expires on May 21, 2009. Pursuant to the agreement, the officer will receive an annual base salary of $160,000 and 300,000 options to acquire common stock at $2 per share. 75,000 of the options vest on May 21, 2008 and 225,000 of the options vest on May 21, 2009. The options expire on May 21, 2017.

     RENTAL AGREEMENT. On April 1, 2007, the Company agreed to an $800 per month increase to the rent on its premises located in Bloomfield Hills, MI. Monthly rent under this month-to-month lease is $3,200.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

     CONSULTING AGREEMENT. On May 1, 2007, the Company entered into an agreement with a consultant to provide information system consulting services. The agreement calls for six monthly payments of $5,000 plus reimbursement for any out of pocket costs. Additionally, options to purchase 1000 shares of common stock at $2 per share were issued to the consultant, with additional options to purchase 500 shares upon the achievement of certain performance measures. The options are restricted for 12 months and expire 10 years from date of issuance.

     EMPLOYMENT AGREEMENT. On June 18, 2007, the Company entered into an employment agreement with a sales representative. The agreement calls for a monthly salary of $11,250 and a $15,000 signing bonus. The signing bonus is payable in $5,000 increments after 60, 120, and 180 days of employment. As part of the agreement, the employee was granted an option to purchase 10,000 shares of the Company's common stock at $2 per share. 50% of these options vest on June 1, 2008, with the remaining options vesting on June 1, 2009. The options expire on June 14, 2017.

     AMENDMENT TO EMPLOYMENT AGREEMENT. On July 1, 2007, the Company amended a prior employment agreement dated November 1, 2006. The new agreement will expire on November 1, 2009, and calls for an increase in annual salary from $100,000 to $140,000, a one time bonus of $12,500 and the issuance of 87,500 options to purchase Company stock at $2 per share. 25,000 of the options vest immediately, 37,500 vest on July 1, 2008, and 25,000 options vest on July 1, 2009. All of the options expire on July 1, 2017.

     REVERSE MERGER. The reverse merger with OCIS Corporation was consummated on July 26, 2007. The shareholders of Ecology acquired 95% of the voting stock of OCIS. OCIS had no significant operating history. The purpose of the acquisition was to provide Ecology with access to the public equity markets in order to more rapidly expand its business operations. The consideration to the shareholders of OCIS was 5% of the stock, at closing, of the successor company. The final purchase price was agreed to as it reflects the value to Ecology of a more rapid access to the public equity markets than a more traditional initial public offering.

     STOCK ISSUANCE. On July 6, 2007, the Company issued 180,000 shares to two consultants to fulfill obligations owing under agreements with them.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

     CONSULTING AGREEMENT. At closing of the reverse merger, the Company entered into a consulting agreement with a company owned by two former officers and directors of OCIS Corporation. The terms of the agreement call for designation of the $100,000 standstill deposit paid to OCIS as a part of the total payment of $200,000 at closing and the balance in equal installments on the first day of each succeeding calendar month until paid in full. The agreement calls for the principals to provide services for 18 months in the area of investor relations program and initiatives; facilitate conferences between Ecology and members of the business and financial community; review and analyze the public securities market for Ecology's securities; and introduce Ecology to broker-dealers and institutions, as appropriate.

     EQUITY ISSUANCE. As a condition of attending a conference in April, 2007, the Company issued 6,250 shares of its common stock to the conference vendor.

     CONSULTING AGREEMENT. On June 1, 2007, the Company entered into a consulting agreement with an individual in which the individual will serve as the chairman of Ecology's business advisory board. The agreement expires June 1, 2009. Ecology will pay the consultant $11,000 per month. Additionally, Ecology issued 200,000 options to purchase shares of the Company's common stock for $2 per share. 50,000 options vest on December 1, 2007, 50,000 options vest on June 1, 2008, 50,000 options vest on December 1, 2008, and the remaining 50,000 options vest on June 1, 2009. Additionally, the Company will reimburse the consultant for all reasonable expenses incurred by the consultant in conduct of Ecology business.

     OPTIONS ISSUED. Including the options discussed in the other captions in this footnote, the Company issued 1,678,650 options subsequent to March 31, 2007. 300,000 of the options vested on the date of grant. The remainder have vesting periods ranging from December 1, 2007 until June 26, 2009. All of the options expire ten years after vesting.

     PATENT ISSUED. Patent #7238731 was issued to Ecology on July 3, 2007. The patent covers environmentally friendly coating compositions for coating metal objects, coated objects therefrom, and methods, processes and assemblages for coating thereof.

                             ECOLOGY COATINGS, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 10 - UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The pro forma unaudited financial statements reflect the Closing of the exchange transaction as of March 31, 2007, for Balance Sheet purposes as if the Closing had occurred as of such date, and for the twelve months ended September 30, 2006, and for the six months ended March 31, 2007 for Statements of Operations purposes, as if the Closing had occurred the first day of the period. The unaudited pro forma financial data and the notes thereto should be read in conjunction with Ecology and OCIS' historical assumptions and estimates of management that are subject to change. The unaudited pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated dates.

     The reverse merger with OCIS Corporation was consummated on July 26, 2007. The shareholders of Ecology acquired 95% of the voting stock of OCIS. OCIS had no significant operating history. The consideration to the shareholders of OCIS was 5% of the stock, at closing, of the successor company.

                             ECOLOGY COATINGS, INC.
                   UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

                                         Ecology Coatings, Inc.   OCIS Corporation    Pro Forma      Pro Forma
                                             March 31, 2007        March 31, 2007    Adjustments    Consolidated
                                              (Unaudited)            (Unaudited)     (Unaudited)    (Unaudited)
                                         ----------------------   ----------------   -----------    ------------
                                     ASSETS
Current Assets:
   Cash and cash equivalents                  $    56,221            $  130,950      $ 2,483,500 A  $ 2,470,671
                                                                                        (200,000)B
   Prepaid expenses                                    --                    --          500,000 B      500,000
                                              -----------            ----------                     -----------
      Total Current Assets                         56,221               130,950                       2,970,671
                                              -----------            ----------                     -----------
Property and Equipment, net                         9,790                    --                           9,790
Patents and trademarks-- net                      292,460                    --                         292,460
Merger fee                                        127,635                    --         (100,000)C           --
                                                                                         (27,635)E
                                              -----------            ----------                     -----------
      Total Assets                            $   486,106            $  130,950                     $ 3,272,921
                                              ===========            ==========                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued
     liabilities                              $   478,162            $    7,030                     $   485,192
   Consulting agreement payable                        --                    --          300,000 B      300,000
   Deferred revenue                                41,667                    --                          41,667
   Interest payable                               138,891                    --          (49,470)A       89,421
   Standstill deposit                                  --               100,000         (100,000)C           --
   Convertible notes payable                    1,802,535                    --       (1,700,000)A      129,840
                                                                                          27,305 H
   Notes payable - related party                  243,500                    --                         243,500
                                              -----------            ----------                     -----------
      Total Current Liabilities                 2,704,755               107,030                       1,289,620
Deferred revenue - long-term portion                4,051                    --                           4,051
                                              -----------            ----------                     -----------
      Total Liabilities                       $ 2,708,806            $  107,030                     $ 1,293,671
                                              -----------            ----------                     -----------
Stockholders' Equity:
   Preferred stock                            $        --            $       --                     $        --
   Common stock                                   301,010                 1,017           32,153 A       32,131
                                                                                          (1,017)D
                                                                                        (301,010)G
Capital in Excess of Par Value                         --                131,324       4,236,283 A    4,498,134
                                                                                           1,017 D
                                                                                         (27,635)E
                                                                                        (108,421)F
                                                                                         301,010 G
                                                                                         108,421 F
Accumulated Deficit                            (2,523,710)            (108,421)          (27,305)H   (2,551,015)
                                              -----------            ----------                     -----------
Total Stockholders' Equity (Deficit)           (2,222,700)              23,920                        1,979,250
                                              -----------            ----------                     -----------
Total Liabilities and Stockholders'
   Equity (Deficit)                           $   486,106            $  130,950                     $ 3,272,921
                                              ===========            ==========                     ===========

                             ECOLOGY COATINGS, INC.
              NOTES TO UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

Note: The executed reverse merger agreement calls for the issuance of 1.6 million shares of the merged entity to OCIS shareholders at the time of the merger. As a condition of the reverse merger, Ecology Coatings must raise a minimum of $4,000,000 in cash and debt conversions.

Note 1: The number of shares outstanding at March 31, 2007 reflects 28,200,000 shares outstanding at that date, 186,250 shares issued to three different consultants, 1,600,000 issued to shareholders of OCIS at the time of the reverse merger and 2,144,434 issued to investors in the private placement discussed in A below.

A. Reflects cash raised of $2,483,500 and the conversion of $1,749,470 in notes payable and accrued interest. See Note on this page. The amount is allocated between Common Stock at 32,130,684 shares at $.001 par value and Capital in Excess of Par Value.

B. Reflects conditions of a consulting agreement with two principals of OCIS. Agreement calls for payment of $200,000 at closing of reverse merger and $300,000 paid in 18 equal monthly increments beginning in first month after reverse merger. Consulting agreement will continue for 18 months.

C. Elimination of these offsetting asset and liability accounts. The amount reflects consideration paid by Ecology Coatings, Inc. to OCIS Corporation in exchange for OCIS' forbearance from entering into any other reverse merger agreements.

D. Reflects the elimination of the OCIS shares.

E. Reflects legal fees paid related to the merger which are absorbed into Capital in Excess of Par Value.

F. Reflects the elimination of the Accumulated Deficit from OCIS.

G. Reflects the re-allocation of Ecology Common Stock into Capital in Excess of Par Value.

H. Reflects the additional amortization of the beneficial conversion associated with the converted notes.

                             ECOLOGY COATINGS, INC.
                 UNAUDITED CONDENSED PRO FORMA INCOME STATEMENT

                                        Ecology Coatings,         OCIS
                                               Inc.            Corporation
                                           For the Six         For the Six
                                           Months Ended       Months Ended      Pro Forma     Pro Forma
                                          March 31, 2007     March 31, 2007    Adjustments   Consolidated
                                           (Unaudited)         (Unaudited)     (Unaudited)   (Unaudited)
                                        -----------------   ----------------   -----------   ------------
Revenues                                   $    20,834         $       --                    $    20,834
General and administrative costs             1,134,960             21,806                      1,156,766
                                           -----------         ----------                    -----------
Operating Loss                              (1,114,126)           (21,806)                    (1,135,932)
Other Income (Expense)
   Interest income                               2,374              1,218                          3,592
                                                                                 137,654 A
   Interest expense                           (155,659)                --        (27,305)B   $   (45,310)
                                           -----------         ----------                    -----------
Total Other Income (Expense)                  (153,285)             1,218                       (41,718)
                                           -----------         ----------                    -----------
Net Loss                                   $(1,267,411)        $  (20,588)                   $(1,177,650)
                                           ===========         ==========                    ===========
Basic and diluted net loss per share       $     (0.04)        $    (0.02)                   $    (0.04)
                                           ===========         ==========                    ===========
Basic and diluted weighted average of
   common shares outstanding                28,200,000          1,017,000                     32,130,684
                                           ===========         ==========                    ===========

Note: The executed reverse merger agreement calls for the issuance of 1.6 million shares of the merged entity to OCIS shareholders at the time of the merger. As a condition of the reverse merger, Ecology Coatings must raise a minimum of $4,000,000 in cash and debt conversions.

Note 1: The number of shares outstanding at March 31, 2007 reflects 28,200,000 shares outstanding at that date, 186,250 shares issued to three different consultants, 1,600,000 issued to shareholders of OCIS at the time of the reverse merger and 2,144,434 issued to investors in the private placement.

A. Reflects the adjustment to interest expense if the transaction had taken place on October 1, 2006 and the convertible notes were converted to equity on that date.

B. Reflects the amortization of the beneficial conversion that is associated with the converted notes.

                             ECOLOGY COATINGS, INC.
                 UNAUDITED CONDENSED PRO FORMA INCOME STATEMENT

                                          Ecology Coatings, Inc.    OCIS Corporation
                                              For the Fiscal         For the Twelve
                                                Year Ended            Months Ended       Pro Forma      Pro Forma
                                            September 30, 2006     September 30, 2006   Adjustments   Consolidated
                                                 (Audited)            (Unaudited)       (Unaudited)    (Unaudited)
                                          ----------------------   ------------------   -----------   ------------
Revenues                                        $    41,838            $       --                     $    41,838
General and administrative costs                    636,230                16,679                         652,909
                                                -----------            ----------                     -----------
Operating Loss                                     (594,392)              (16,679)                       (611,071)
Other Income (Expense)
   Interest income                                       --                 1,318                           1,318
                                                                                          38,640 A
   Interest expense                                 (65,234)                   --        (27,305)B        (53,899)
                                                -----------            ----------                     -----------
Total Other Income (Expense)                        (65,234)                1,318                         (52,581)
                                                -----------            ----------                     -----------
Net Loss from Continuing Operations                (659,626)              (15,361)                       (663,652)
Net Profit from Discontinued Operations                  --                 8,845                           8,845
                                                -----------            ----------                     -----------
Net Loss from Continuing and
   Discontinued Operations                      $  (659,626)           $   (6,876)                    $  (654,807)
                                                ===========            ==========                     ===========
Basic and diluted net loss per share:

   Continuing operations                        $     (0.03)           $    (0.02)                    $     (0.02)
   Discontinued operations                               --                  0.01                              --
                                                -----------            ----------                     -----------
Total basic and diluted net loss per
   share                                        $     (0.03)           $    (0.01)                    $     (0.02)
                                                ===========            ==========                     ===========
Basic and diluted weighted average of
   common shares outstanding                     24,662,466             1,017,000                      32,130,684
                                                ===========            ==========                     ===========

Note: The executed reverse merger agreement calls for the issuance of 1.6 million shares of the merged entity to OCIS shareholders at the time of the merger. As a condition of the reverse merger, Ecology Coatings must raise a minimum of $4,000,000 in cash and debt conversions.

Note 1: The number of shares outstanding at March 31, 2007 reflects 28,200,000 shares outstanding at that date, 186,250 shares issued to three different consultants, 1,600,000 issued to shareholders of OCIS at the time of the reverse merger and 2,144,434 issued to investors in the private placement.

A. Reflects the adjustment to interest expense if the transaction had taken place on October 1, 2005 and the convertible notes were converted to equity on that date.

B. Reflects the amortization of the beneficial conversion that is associated with the converted notes.